EXHIBIT 23.1


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INDEPENDENT AUDITORS' CONSENT


We consent to the  incorporation by reference in Registration  Statements
No. 33-82144,  No. 33-62663,  No.  333-53183,  No.  333-53187,  No. 333-53189
and No. 333-69769 on Form S-8 and Registration  Statements No.  33-62661,
No.  333-15047,  No. 333-31069 and No. 333-40723 on Form S-3 of Pre-Paid  Legal
Services, Inc. of our report dated March 3, 2000 appearing in this Annual Report on Form 10-K of Pre-Paid Legal Services, Inc. for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Tulsa, Oklahoma
March 17, 2000